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                                                                   EXHIBIT 10.25


                  AMENDMENT NO. 1 TO THE AMENDED AND RESTATED
                      RACI HOLDING, INC. STOCK OPTION PLAN
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     WHEREAS, pursuant to resolution of the Board of Directors (the "Board") of
RACI Holding, Inc. (the "Corporation") adopted and approved as of July 22, 1996, the Board authorized and approved the amendment (the "Amendment") of the Amended and Restated RACI Holding, Inc. Stock Option Plan (the "Plan") to increase the number of shares of Class A common stock, par value of $.01 per share, of the Corporation (the "Common Stock") available for grant under the Plan from 66,250 shares to 82,380 shares; and

     WHEREAS, the Board authorized the President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Corporation (individually, an "Authorized Officer" and, collectively, the "Authorized Officers") to execute and deliver such Amendment.

     NOW, THEREFORE, the Plan is hereby amended as follows:

     The first sentence of Section 5.1 of the Plan, is hereby amended to substitute "82,380" for "66,250."

     IN WITNESS WHEREOF, RACI Holding, Inc. has caused its duly Authorized Officer to execute this Amendment as of August 30, 1996.



                                             RACI HOLDING, INC.

                                             By: /s/ Thomas L. Millner
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                                             Title: President
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